1

                          Exhibit 23.1

               Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-15981) of Stage Stores, Inc. of our report dated March 9, 2000, except as to Notes 2, 6, 11, 13 and 14 to the financial statements, which are as of June 1, 2000, appearing on page F-1 of this Form 10-K.




PricewaterhouseCoopers LLP

Houston, Texas
June 1, 2000